AMENDMENT TO AGREEMENT OF LEASE
                      RE CALISTOGA CONVALESCENT HOSPITAL



     THIS AMENDMENT to Agreement of Lease re Calistoga Convalescent Hospital is entered into this 21st day of August, 1992, by and between REYNOLD R. PALADINI and MARGARETE J. PALADINI, trustees of the Reynold R. and
Margarete J. Paladini Family Living Trust, as to an undivided 1/2 interest; and BURTON R. HALL, M.D. and VIRGINIA HALL, trustees of the Burton R. Hall, M.D. and Virginia Hall Trust of March 26, 1984, as to an undivided 1/2 interest (hereinafter referred to as "Lessor") and CARE ENTERPRISES WEST, a Utah corporation (hereinafter referred to as "Lessee").

                    RECITALS:

     A. Lessor's predecessor in interest and Lessee's predecessor in interest entered into an "Agreement of Lease re Calistoga Convalescent Hospital" dated June 1, 1977.

     B. The parties desire to amend paragraph 33 entitled "Option to Purchase" as contained herein.

     C. Except for paragraph 33, the parties desire that the lease remain in full force and effect for the duration of its term as provided therein.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. Paragraph 33 entitled "Option to Purchase" shall be deleted in it entirety.

     2.    The following paragraph is substituted in its place:

          "33.  OPTION TO PURCHASE.

          Lessor hereby grants to Lessee an option to purchase the lease premises under the following terms and conditions:

          a.    The purchase price will be $720,000.00.

          b. The option may be exercised by written notice from Lessee to Lessor at the following address:

          REYNOLD R. PALADINI and MARGARETE J. PALADINI, Trustees and BURTON R. HALL, M.D. and VIRGINIA HALL, Trustees
          c/o Reynold R. Paladini, M.D.
          2425 Grant Street
          Calistoga, CA  94515

          c. The option may be exercised at any time before August 21, 1997.

          d. Both parties agree to close escrow within 90 days of the date of exercise of the option.

          e. Lessee and Lessor will cooperate in completing a tax-free exchange if Lessor so elects provided such an exchange will be completed within the 90-day period between exercise of the option and close of escrow."

     IN WITNESS WHEREOF, the parties hereto executed this Amendment to Agreement the day and year heretofore set forth.


               REYNOLD R. PALADINI and MARGARETE J. PALADINI, trustees of the Reynold R. and Margarete J. Paladini Family Living Trust, as to an undivided 1/2 interest; and BURTON R. HALL, M.D. and VIRGINIA HALL, trustees of the Burton R. Hall, M.D. and Virginia Hall Trust of March 26, 1984, as to an undivided 1/2 interest


               By /S/ Reynold R. Paladini
                  -------------------------
                  REYNOLD R. PALADINI



               By /S/ Margarete J. Paladini
                  -------------------------
                  MARGARETE J. PALADINI



               By /S/ Burton R. Hall
                  -------------------------
                  BURTON R. HALL



               By /S/ Virginia Hall
                  -------------------------
                  VIRGINIA HALL



               CARE ENTERPRISES WEST, a Utah corporation,


               By /S/ Gary L. Massimino
                  -------------------------
                  Gary L. Massimino
                  Executive Vice President